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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 25, 2002, except as to the equity offering described in Note 9 which is as of February 12, 2002, relating to the financial statements and financial statement schedule, which appears in Thornburg Mortgage, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
April 19, 2002